AMENDMENT NO. 23 TO MANAGEMENT AGREEMENT

     This Amendment No. 23 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006 and
November 1, 2006 (the "Agreement"), by and between Met Investors Series Trust (the "Trust") and Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2006.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolio listed below to the following:



Portfolio                                                    Percentage of average daily net assets
---------                                                    --------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Oppenheimer Capital Appreciation Portfolio                   0.65% of the first  $150  million of such  assets,  plus
                                                             0.625%  of such  assets  over  $150  million  up to $300
                                                             million,  plus 0.60% of such assets over $300 million up
                                                             to $500  million,  plus 0.55% of such  assets  over $500
                                                             million up to $700  million,  plus 0.525% of such assets
                                                             over $700  million  up to $900  million,  plus  0.50% of
                                                             such assets over $900 million
------------------------------------------------------------ ---------------------------------------------------------

         2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2006.

                                           MET INVESTORS SERIES TRUST



                                           By:______________________
                                               Name:
                                               Title:

                                            MET INVESTORS ADVISORY LLC



                                            By:_______________________
                                                Name:
                                                Title: